Exhibit 10.18
Northern Partners Incentive Plan
(As amended and restated on February 22, 2022)
I.INTRODUCTION
1.1 Purpose. The purpose of the Northern Partners Incentive Plan (the “Plan”) is to (i) promote the achievement of superior financial and operating performance of Northern Trust Corporation and its subsidiaries (hereinafter referred to as “Northern Trust”), and (ii) further the objective of delivering unrivaled service quality to its clients and partners through the awarding of incentive payments to selected employees.
1.2 Definitions.
“Authorized Senior Manager” shall mean the officer or officers of Northern Trust who have been designated by the Committee to administer certain elements of the Plan, as specified herein.
“Board” shall mean the Board of Directors of the Corporation.
“Cause” shall mean (i) a material breach or Participant’s willful and substantial non-performance of Participant’s assigned duties and responsibilities (other than as a result of incapacity due to physical or mental illness), (ii) a conviction of or no contest plea with respect to bribery, extortion, embezzlement, fraud, grand larceny, or any felony or similar conviction under local law involving abuse or misuse of Participant’s position to seek or obtain an illegal or personal gain at the expense of the Corporation, Participant’s Employer or any of their respective subsidiaries, or similar crimes, or conspiracy to commit any such crimes or attempt to commit any such crimes, (iii) Participant’s violation of any policy of the Corporation, Participant’s Employer or any of their respective subsidiaries to which Participant may be subject or Participant’s willful engagement in any misconduct in the performance of Participant’s duties that materially injures the Corporation, Participant’s Employer or any of their respective subsidiaries, (iv) Participant’s performance of any act which, if known to the customers, clients, stockholders or regulators of the Corporation, Participant’s Employer or any of their respective subsidiaries, would materially and adversely impact the business of the Corporation, Participant’s Employer or any of their respective subsidiaries, or (v) any act or omission by Participant that causes a regulatory body with jurisdiction over the Corporation, Participant’s Employer or any of their respective subsidiaries, to demand, request, or recommend that Participant be suspended or removed from any position in which Participant serves with the Corporation, Participant’s Employer or any of their respective subsidiaries.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation and Benefits Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.
“Continuous Years of Service” shall mean the period of Participant’s continuous and uninterrupted employment with Participant’s Employer commencing on Participant’s most recent hire date with Participant’s Employer through Participant’s termination date. For the sake of clarity, if Participant’s employment with Northern Trust terminated and Participant has been rehired by Participant’s Employer, Participant’s Continuous Years of Service shall not be determined by aggregating Participant’s periods of employment with Northern Trust. For purposes of this definition, the Participant’s termination date shall be deemed to occur on the effective date of the termination of employment with Participant’s Employer, as determined by the Participant’s Employer (in its discretion).
“Corporation” shall mean the Northern Trust Corporation, a Delaware corporation.
“Disability” shall mean (i) for a United States-based Participant, the Participant is eligible for and receives short-term and/or long-term disability benefits for 12 consecutive months under the Northern Trust sponsored disability program applicable to such Participant and (ii) for a Participant based outside of the United States, as determined by the Human Resources Officer (or his or her delegate) based on formal local country-specific definitions and eligibility criteria for disability benefits.
“Employer” shall mean the Corporation or any subsidiary that employs Participant.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Good Standing” shall mean (i) the Participant has satisfactorily met performance expectations, including risk management performance expectations, as determined by the Participant's direct supervisor, (ii) the Participant has complied with all Northern Trust policies and standards of conduct, (iii) the Participant has not engaged in any activity competitive with Northern Trust’s business or otherwise detrimental to Northern Trust’s business, and (iv) the Participant has not tendered his or her resignation or been notified by Northern Trust of the termination of such Participant’s employment.
“Human Resources Officer” shall mean the senior most human resources officer of the Corporation.
“Participant” shall mean any employee of Northern Trust selected to participate in the Plan for a Performance Period.
“Performance Period” shall mean any period designated by the Authorized Senior Manager during which incentives may be determined and which may represent a quarterly, semi-annual or annual period, depending on the incentive category to which the Participant is assigned and the potential award structure. Performance Periods for (i) quarterly payments shall be as follows: January 1 to March 31; April 1 to June 30; July 1 to September 30; and October 1 to December 31; (ii) semi-annual payments shall be as follows: January 1 to June 30 and July 1 to December 31; and (iii) all other awards under the Plan, shall be the Plan Year, unless otherwise approved by the Human Resources Officer (or his or her delegate).
“Plan Year” shall mean the calendar year period from January 1 to December 31.

“Retirement” shall mean a termination of employment without Cause occurring on or after the date (i) Participant has attained age 55, and (ii) the sum of Participant’s age (in whole years, rounded down to the nearest year) and Continuous Years of Service (in whole years, rounded down to the nearest year) equals or exceeds 65.
“Settlement Date” shall mean (i) except as provided in subsection (ii) below, the date on which any cash award is paid, (ii) for purposes of Section 3.4(c) and Local Addendum: Canada and solely for any cash award paid, the February 1st of the year following the Performance Period or (iii) the grant date, as approved by the Committee (or its delegate), of any equity-based compensation with respect to this Plan.
II.ELIGIBILITY
Participants in the Plan for a Plan Year are those employees designated by the Authorized Senior Manager as eligible to participate in the Plan. Employees who have a change in job duties, are promoted, or are hired during the applicable Performance Period may be considered for inclusion and designated by Business Unit Management for partial Plan Year participation.
III. TERMS OF AWARDS
3.1 Award Opportunities. An award target or opportunity shall be communicated to each Participant at the beginning of the applicable Plan Year or, if different, the beginning of the applicable Performance Period as a potential award payout, provided that the applicable corporate and business unit performance goals and individual performance expectations, and any other factors that Northern Trust may determine appropriate, are achieved.
3.2 Discretion. The award and payment of any incentive amount is at the sole and absolute discretion of Northern Trust. Northern Trust has the discretion not to award Participants an incentive payout or to reduce the amount of the incentive payout if either corporate, business unit or individual performance is not in line with expectations or due to any other reason Northern Trust deems appropriate in its sole and absolute discretion. This may mean that, regardless of corporate, business unit and individual performance, Northern Trust shall have the sole and absolute discretion to reduce the amount of any payment with respect to any award that would otherwise be made to any Participant or to decide that no payment shall be made.
3.3 Plan Incentive Pool. At the beginning of each Plan Year, (i) the Committee shall determine a corporate earnings target and projected funding for awards under the Plan and (ii) Business Unit Management shall determine appropriate earnings targets, performance standards, and projected funding for awards to Participants in their respective business unit. Authorized Senior Managers shall have the right to either increase or decrease the original projected funding amount for the corporate and business unit levels due to actual results and each business unit’s relative contribution to actual results, effective risk management, or for any other reason as such Authorized Senior Managers deem fit in their sole and absolute discretion; provided, however, that the funding amount for the entire Plan with respect to such Plan Year may not exceed the funding level established by the Committee without approval. Where funding is reduced in respect of corporate or business unit amounts, this may result in no incentive payout, regardless of individual performance or any other factors. In addition, the funding amount is subject to final approval by, and may be further reduced by, the Committee after the end of the applicable Performance Period.
3.4 Individual Performance Measures, Award Determinations and Eligibility for Payment.
a. Individual Performance Measures. Each Participant shall receive performance expectations, including a risk management expectation, for the Plan Year that shall consist of both objective goals and subjective performance assessments. Each Participant’s manager shall establish the Participant’s performance expectations, including a risk management expectation, as early in the applicable Performance Period as practicable.
b. Individual Award Determinations. All awards (if any) shall be impacted by available Plan funding, as determined and adjusted by Northern Trust, in its sole and absolute discretion. Awards (if any) shall be determined by Business Unit Management after the end of the applicable Performance Period, based upon an assessment of individual performance during the applicable Performance Period, taking into consideration: (i) individual performance expectations, including the risk management expectation; (ii) overall contributions to corporate and business unit earnings, relative to peers; and (iii) competitiveness of a Participant’s total compensation. Both quantitative and qualitative performance criteria will be used to evaluate performance and formula-driven performance measures may be one of several factors for determination of award amounts. Northern Trust has the full and absolute discretion both during and after the Performance Period through the actual Settlement Date, not to make an award or to adjust all awards up or down based on a subjective performance evaluation, funding considerations, and any other factors which Northern Trust, in its sole and absolute discretion, determines appropriate. In addition to the foregoing, all awards must also comply with applicable regulatory requirements and may be risk-adjusted within Northern Trust's discretion for all individual employees or groups of employees who, individually or collectively, may expose Northern Trust to more substantial amounts of risk.
c. Conditions on Eligibility for Payment of Award. In order for a Participant to remain eligible for payment of an award, the Participant must continue employment in Good Standing with the business unit that designated him or her as a Participant, and contribute toward the achievement of corporate and business unit goals through the Settlement Date, except as otherwise required to comply with applicable local law; provided, however, a Participant who was designated by a business unit for participation and transfers to another business unit during the applicable Performance Period may, as determined by Business Unit Management of the transferring business unit in its sole discretion, be determined eligible for a pro-rata portion of the award based on service performed for the transferring business unit during the applicable Performance Period, provided that the corporate and business unit goals and individual performance expectations, and any other factors which Northern Trust may determine applicable, are achieved. Notwithstanding the foregoing, Business Unit Management may, in its sole and absolute discretion, determine that a pro-rata award shall be paid in the event of termination of employment with Northern Trust by a Participant on account of death, Disability, Retirement, or involuntary termination during the applicable Performance Period by Northern Trust without Cause, such as due to job elimination or redundancy, taking into consideration the portion of the Performance Period during which Participant was employed, the individual performance of the Participant during such portion of the Performance Period, and the availability of corporate, business unit and individual performance measurements as of the date of termination and any other factors as Northern Trust may from time to time take into account. A Participant who terminates employment by resigning (other than due to Retirement) before the Settlement Date or whose employment is terminated by Northern Trust for Cause shall not be entitled to any award or prorated award under this Plan.
3.5 Payment of Awards. After the end of the Performance Period, Northern Trust shall make recommendations with respect to the final funding amount for such Performance Period, and whether each Participant’s award shall be settled in cash, a grant of equity-based compensation under the Corporation’s equity plan then in effect, or a combination thereof. Such recommendations (including the terms and conditions of each equity grant, which may include, but are not limited to, a vesting schedule and possible forfeiture upon the occurrence of specified events (such as termination of employment, regulatory events, risk-based events or behaviors, or changes in business conditions)), shall be subject to the review and approval of the Committee, and no grant of any equity awards shall occur until the date of Committee approval. Notwithstanding anything herein to the contrary, until the Settlement Date of the award, Northern Trust may in its absolute and sole discretion reduce or eliminate any award. It is intended that all cash-settled awards made under the Plan shall constitute short-term deferrals for purposes of Section 409A of the Code, and shall be paid by March 15th following the year in which the Participant’s substantial risk of forfeiture lapses and that all other awards hereunder shall constitute short-term deferrals for purposes of Section 409A of the Code or comply with Section 409A of the Code and the regulations thereunder, and all provisions of this Plan shall be interpreted in all events in a manner consistent with such intent.
IV.Administration
4.1 General. The Plan shall be administered by the Corporation’s Human Resources Officer and the Compensation Division of the Corporation’s Human Resources Department, subject to the powers and responsibilities delegated pursuant to Sections 4.3 and 4.4 of this Plan; provided, however, that the Plan shall be administered by the Committee with respect to the Human Resources Officer and any “executive officer” of Northern Trust, within the meaning of Section 16 of the Exchange Act. Subject to the provisions of the Plan, the Human Resources Officer shall be authorized to interpret the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Human Resources Officer in the administration of the Plan, as described herein, shall, upon consultation with members of the Management Group, be final and conclusive. The Authorized Senior Manager shall be responsible for final approval of all awards to be paid under the Plan, subject to any necessary Committee or Board approval required by applicable law or as specified herein.

4.2 Administrator Powers and Responsibilities. The Human Resources Officer and the Compensation Division of the Corporation’s Human Resources Department shall have the following discretionary powers and responsibilities in addition to those described in Section 4.1:
a.    Guide incentive award calculations and determinations;
b. Review and monitor financial accruals in conjunction with the Corporation’s Controller’s Department; provided, that all awards may be subject to review and approval by the Corporation’s Accounting Department and final review and approval by the Authorized Senior Manager, prior to any award distribution;
c. Prepare any communications for Participants;
d. Participate in a yearly review of all compensation plans and arrangements to evaluate whether the designs might encourage imprudent risk-taking;
e. Participate in a yearly assessment of the full range of inherent risks in order to identify those partners whose responsibilities might lead to imprudent risk-taking; and
f. Direct the processing of approved incentive awards.
4.3 Business Unit Management Powers and Responsibilities. Business Unit Management shall have the following discretionary powers and responsibilities:
a. Prepare and communicate individual performance expectations;
b. Determine and recommend awards for approval by the president or functional head of the applicable business unit; and
c. Communicate award decisions to Participants.
4.4 Risk Management Powers and Responsibilities. The Corporation’s Risk Management Department shall have the following discretionary powers and responsibilities:
a. Participate in a yearly review of all compensation plans to evaluate whether the designs might encourage imprudent risk-taking;
b. Undertake a yearly assessment of the full range of inherent risks in order to identify those partners whose responsibilities might lead to imprudent risk-taking; and
c. Participate in the design of any addendum to this Plan and any other new or revised sub-plans and addenda to assess the Plan’s effectiveness in risk modification.
V. GENERAL
5.1 Effective Date and Term of Plan. The Plan shall be effective upon its adoption by the Committee and shall continue until such time as it is terminated by the Committee or the Board. The Corporation reserves the right to suspend or terminate the Plan or to amend any or all of the provisions of the Plan, at any time, including during a Performance Period and without prior notice to Participants. The Committee may amend or modify the Plan at any time; provided, however, that the Human Resources Officer (or his or her delegate) shall have the authority to make non-material amendments or modifications to the Plan, including amendments or modifications to implement the intent of the Plan, or amendments or modifications deemed required, authorized or desirable under applicable statutes, regulations or rulings without the approval of the Committee.

5.2 No Right of Participation or Employment or Contractual Rights. No person shall have any right to participate in the Plan or to be granted an award opportunity under the Plan and designation for participation in this Plan for one Plan Year or a portion thereof does not establish eligibility for participation in any subsequent Plan Year or for any form of incentive or bonus compensation with respect to any subsequent period. Neither the Plan nor any award granted hereunder shall confer upon any person any right to be employed, reemployed or continue employment by Northern Trust or affect in any manner the right of Northern Trust to terminate the employment of any person with or without notice at any time for any reason without liability hereunder. Nothing herein shall confer any right or benefit or any entitlement to any benefit on any Participant unless and until a benefit is actually paid pursuant to the Plan. The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment between Northern Trust and any Participant, or to be a consideration for or an inducement or condition of any employment. Neither the Plan nor any action taken hereunder shall be construed as creating a contract or any contractually enforceable rights to any employee, retiree, former employee, or other person. The Plan is entirely discretionary in nature, with any incentive payments made only at Northern Trust’s sole and absolute discretion. Neither the provisions of the Plan nor any action taken by Northern Trust, Business Unit Management, the Human Resources Officer, the Authorized Senior Manager, the Board or the Committee pursuant to the provisions of the Plan shall be deemed to create any trust, express or implied, or any fiduciary relationship between or among Northern Trust, Business Unit Management, the Human Resources Officer, the Authorized Senior Manager, the Board, the Committee, or any employee, former employee or beneficiary thereof.
5.3 No Waiver. No failure by Northern Trust at any time to give notice of any breach by the Participant, or to require compliance with, any condition or provision of this Plan shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
5.4 Non-Assignability. Except in the event of death of a Participant, the rights and interests of the Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered, or disposed. Upon any attempt to sell, transfer, assign, pledge, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void. In the event of a U.S.-based Participant’s death, the cash portion of the award, if any, shall be made payable to the Participant’s beneficiary, if any, as designated on the benefits online resource, My Place, but only to the extent beneficiary designations are permitted by Northern Trust. If (i) a U.S.-based Participant has not designated a beneficiary, (ii) if no designated beneficiary is living on the date of such Participant’s death or (iii) Northern Trust does not permit the designation of beneficiaries under this Plan, the cash portion of the award, if any, shall be paid to those persons who would be entitled to receive distribution of the Participant’s accounts under The Northern Trust Company Thrift-Incentive Plan as if the U.S.- based Participant had not designated a beneficiary under such plan. The equity portion of any award under the Plan shall be governed by the beneficiary designation provisions, if any, and administrative rules of the stock plan under which the equity award was granted. In the event of the death of a non-U.S.-based Participant, the Plan shall be administered in accordance with applicable local rules.

5.5 Withholdings. Northern Trust shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any U.S. federal, state, local or other taxes which may be required to be withheld, paid or deducted in connection with such award.
5.6 Governing Law. The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States or the local law of the Participant’s jurisdiction in which the employee primarily provides services, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.7 Compliance with Applicable Securities Requirements. It is intended that all awards payable under the Plan shall be in compliance with Regulation R of the Board of Governors of the Federal Reserve System, and similar regulations promulgated by the United States Securities and Exchange Commission. It is further intended that no awards payable under the Plan will reward or incent prohibited proprietary trading.
5.8 Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of Northern Trust, unless either (i) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. The adoption of the Plan shall not be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.
5.9 Binding Effect. The Plan shall be binding upon the Corporation and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Corporation becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Corporation or its successors in interest, unless the Plan is amended or terminated pursuant to Section 5.1.
5.10 Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Corporation for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Corporation or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Corporation with respect to any rights under the Plan.
5.11 Awards Subject to Clawback. The awards granted under this Plan and any cash payment, equity award or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Corporation or other action pursuant to the applicable award agreement, addendum to this Plan or any clawback or recoupment policy which the Corporation may adopt from time to time, including without limitation the Northern Trust Corporation Policy on Recoupment and the Northern Trust UK Policy on Malus and Clawback and any other policy which the Corporation may be required to adopt under the Dodd-Frank Wall Street Reform and

Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.12 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purpose of this Plan and, in furtherance of such purpose the Committee may make such modifications, amendments, addendum, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Northern Trust operates or has employees.
5.13 Protected Rights. Nothing contained in this Plan is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Corporation or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
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LOCAL ADDENDUM

Canada
In order to be eligible to receive any payment under the Plan, the Participant must be “Actively Employed” by Northern Trust on the Settlement Date. “Actively Employed” or “Active Employment” means a Participant is employed and actively performing employment duties for the Company, or is on a leave of absence approved by the Company. “Actively Employed” or “Active Employment” does not include any period during, or in respect of which the Participant is receiving or is entitled to receive payments in lieu of notice of termination, severance pay or damages for wrongful dismissal, in each case, under statute, contract, common law or otherwise. A person is not Actively Employed if his or her employment has been terminated by the person’s resignation or by the Company, regardless of whether the person’s employment has been terminated with or without cause, with or without notice, lawfully or unlawfully. No part of any payment under the Plan shall be included in any entitlement which Participant may have to payment in lieu of notice of termination, severance pay or damages for wrongful dismissal, in each case, under statute, contract, common law or otherwise.
India
Any awards made under the Plan are not and shall not be deemed or construed to be wages, allowances, compensation or benefits payable to the employee either under their contract of employment or under any applicable law.
Northern Trust EMEA Locations
The Northern Trust Corporation has entities that are regulated by the Central Bank of Ireland, the Luxembourg Commission de Surveillance du Secteur Financier and the United Kingdom Prudential Regulation Authority and/or the United Kingdom Financial Conduct Authority (collectively referred to as “Regulated Entities”). These Regulated Entities are subject to restrictions in respect of the incentive compensation that can be paid to partners classified as:
•material risk takers (“MRT”)
identified in accordance with the criteria set out in Directive 2013/36/EU of the European Parliament and of the Council and the Commission Delegated Regulation (EU) No 604/2014 which supplements Directive 2013/36/EU, and any subsequent iterations or amendments to these regulations or any secondary legislation, rules, regulations, procedures and guidelines made pursuant thereto; and/or
•identified staff (“IS”)
identified in accordance with the European Securities and Markets Authority’s (“ESMA”) guidelines on sound remuneration policies under the EU Alternative Investment Fund Managers Directive (2011/61/EU) and/or the ESMA guidelines on sound remuneration policies under the EU Undertakings for Collective Investment in Transferable Securities Directive (2009/65/EU, as amended by Directive 2014/91/EU), and any subsequent iterations or amendments to these regulations or any secondary legislation, rules, regulations, procedures and guidelines made pursuant thereto.
These regulatory classifications may impact the terms of any incentive payments a Participant in the Plan is eligible to receive and the Authorized Senior Manager reserves the right to make appropriate changes to the terms upon which any incentive payments are made to the Participant to reflect these regulatory requirements and applicable remuneration policies.
In respect of only those Participants designated as MRTs and/or IS, in addition to the discretions reserved by Northern Trust in the Plan, and notwithstanding any terms of the Plan to the contrary, in the event that a Participant’s employment terminates by reason of resignation, the Authorized Senior Manager may, at its absolute discretion, elect to pay a pro-rata award in respect of the Plan Year in which employment terminates, and/or to pay any unpaid award referable to a previous Plan Year.